Filed Pursuant to Rule 433
                                                         File No.: 333-137620-18


The depositor has filed a registration statement (including a prospectus and any prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank at 1-800-503-4611.

                         THE SERIES 2007-13 CERTIFICATES

               Initial         Pass-
              Principal       Through
   Class      Balance(1)       Rate                     Principal Types                 Interest Types       CUSIP
-------------------------------------------------------------------------------------------------------------------------
Offered Certificates

Class A-1       $71,534,000   6.000%    Super Senior, Planned Amortization             Fixed Rate          94985L AA3
Class A-2       $75,000,000   6.250%    Senior, Accretion Directed, Targeted           Fixed Rate          94985L AB1
                                        Amortization
Class A-3        $3,125,000   0.000%    Senior, Accretion Directed, Targeted           Principal Only      94985L AC9
                                        Amortization
Class A-4       $15,905,140   6.000%    Super Senior, Lockout                          Fixed Rate          94985L AD7
Class A-5        $9,341,000   6.000%    Senior, Companion                              Accrual, Fixed      94985L AE5
                                                                                       Rate
Class A-6       $44,305,000   6.000%    Super Senior, Sequential Pay                   Fixed Rate          94985L AF2
Class A-7      $215,000,000   6.000%    Super Senior, Pass-Through                     Fixed Rate          94985L AG0
Class A-8       $27,625,000   6.000%    Super Senior, Pass-Through                     Fixed Rate          94985L AH8
Class A-9        $9,458,750   6.000%    Super Senior Support, Pass-Through             Fixed Rate          94985L AJ4
Class A-10       $9,222,110   6.000%    Super Senior Support, Lockout                  Fixed Rate          94985L AK1
Class A-PO       $1,997,442   0.000%    Senior, Ratio Strip                            Principal Only      94985L AL9
Class A-R              $100   6.000%    Senior, Sequential Pay                         Fixed Rate          94985L AM7

Non-Offered Certificates

Class B-1        $8,250,000   6.000%    Subordinated                                   Fixed Rate
Class B-2        $3,501,000   6.000%    Subordinated                                   Fixed Rate
Class B-3        $1,500,000   6.000%    Subordinated                                   Fixed Rate
Class B-4        $2,000,000   6.000%    Subordinated                                   Fixed Rate
Class B-5        $1,250,000   6.000%    Subordinated                                   Fixed Rate
Class B-6        $1,000,237   6.000%    Subordinated                                   Fixed Rate

------------------------------
(1)   Approximate. The initial principal balances are subject to adjustment.

Allocation of Amount to be Distributed on the Class A Non-PO Certificates

   I. On each Distribution Date occurring prior to the Accretion Termination Date, the Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, concurrently, to the Class A-2 and Class A-3 Certificates, pro rata, up to the TAC Principal Amount for such Distribution Date; and

      second, to the Class A-5 Certificates.

   II. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Non-PO Certificates, sequentially, as follows:

      first, to the Class A-R Certificates; and

      second, concurrently, as follows:

            (a) approximately 47.5389477145%, sequentially, as follows:

                  (i) concurrently, to the Class A-4 and Class A-10 Certificates, pro rata, up to the Priority Amount for such Distribution Date;

                  (ii) to the Class A-1 Certificates, up to the PAC Principal Amount for such Distribution Date;

                  (iii) concurrently, to the Class A-2 and Class A-3 Certificates, pro rata, up to the TAC Principal Amount for such Distribution Date;

                  (iv) to the Class A-5 Certificates;

                  (v) concurrently, to the Class A-2 and Class A-3 Certificates, pro rata;

                  (vi) to the Class A-1 Certificates;

                  (vii) to the Class A-6 Certificates; and

                  (viii) concurrently, to the Class A-4 and Class A-10 Certificates, pro rata; and

            (b) approximately 52.4610522855%, concurrently, to the Class A-7, Class A-8, and Class A-9 Certificates, pro rata.

   The "PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the Class A-1 Certificates (the "PAC Certificates") to the percentage of the initial Principal Balance of the PAC Certificates shown in the related table appearing in Appendix I with respect to such Distribution Date.

   The "TAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class A-2 and Class A-3 Certificates (the "TAC Group" or "TAC Certificates") to the percentage of the sum of the initial Principal Balances of the TAC Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

   The "Priority Amount" for any Distribution Date means the product of (i) the Priority Percentage, (ii) the Shift Percentage and (iii) the sum of the Scheduled Principal Amount and the Unscheduled Principal Amount.

   The "Priority Percentage" means the sum of the Principal Balances of the Class A-4 and Class A-10 Certificates divided by the Aggregate Non-PO Principal Balance.

   The "Scheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount", but without such amounts being multiplied by the Class A Percentage.

   The "Unscheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount", but without such amounts being multiplied by the Class A Prepayment Percentage.

   The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

               Distribution Date Occurring In                  Shift Percentage
------------------------------------------------------------- ------------------
September 2007 through August 2012                                    0%
September 2012 through August 2013                                   30%
September 2013 through August 2014                                   40%
September 2014 through August 2015                                   60%
September 2015 through August 2016                                   80%
September 2016 and thereafter                                       100%

APPENDIX I

Planned Principal Balances
as Percentages of Initial
Principal Balance
PAC Certificates

                              Percentage of Initial
Distribution Date               Principal Balance
---------------------         ---------------------
Up to and including
        August 2008                  100.00000000
September 2008                        99.05758009
October 2008                          98.06171390
November 2008                         97.01279715
December 2008                         95.91125280
January 2009                          94.75753074
February 2009                         93.55210753
March 2009                            92.29548610
April 2009                            90.98819539
May 2009                              89.63079000
June 2009                             88.22384985
July 2009                             86.76797972
August 2009                           85.26380886
September 2009                        83.71199059
October 2009                          82.11320175
November 2009                         80.46814225
December 2009                         78.77753464
January 2010                          77.05819160
February 2010                         75.34773032
March 2010                            73.64610549
April 2010                            71.95327198
May 2010                              70.26918496
June 2010                             68.59379980
July 2010                             66.92707211
August 2010                           65.26895771
September 2010                        63.61941270
October 2010                          61.97839335
November 2010                         60.34585619
December 2010                         58.72175798
January 2011                          57.10605567
February 2011                         55.49870646
March 2011                            53.89966778
April 2011                            52.30889725
May 2011                              50.72635274
June 2011                             49.15199233
July 2011                             47.58577430
August 2011                           46.02765718
September 2011                        44.47759970
October 2011                          42.93556078
November 2011                         41.40149958
December 2011                         39.87537547
January 2012                          38.35714804
February 2012                         36.84677707
March 2012                            35.34422255
April 2012                            33.84944468
May 2012                              32.36240391
June 2012                             30.88306081
July 2012                             29.41137621
August 2012                           27.94731117
September 2012                        26.56950589
October 2012                          25.19912818
November 2012                         23.83613984
December 2012                         22.48050284
January 2013                          21.13217938
February 2013                         19.79113184
March 2013                            18.45732280
April 2013                            17.13071503
May 2013                              15.81127149
June 2013                             14.49895536
July 2013                             13.19373000
August 2013                           11.89555892
September 2013                        10.63022718
October 2013                           9.37178101
November 2013                          8.12018477
December 2013                          6.87540294
January 2014                           5.63740023
February 2014                          4.40614150
March 2014                             3.18159182
April 2014                             1.96371641
May 2014                               0.75248075
June 2014 and thereafter               0.00000000

APPENDIX I

Targeted Principal Balances
as Percentages of Initial
Principal Balance
TAC Certificates

                              Percentage of Initial
Distribution Date               Principal Balance
-----------------             ---------------------
September 2007                        99.62510790
October 2007                          99.17315699
November 2007                         98.64427345
December 2007                         98.03858085
January 2008                          97.35626113
February 2008                         96.59755468
March 2008                            95.76276024
April 2008                            94.85223494
May 2008                              93.86639409
June 2008                             92.80571092
July 2008                             91.67071635
August 2008                           90.46199853
September 2008                        90.04311529
October 2008                          89.60079233
November 2008                         89.13542431
December 2008                         88.64743589
January 2009                          88.13728138
February 2009                         87.60544413
March 2009                            87.05243587
April 2009                            86.47879615
May 2009                              85.88509156
June 2009                             85.27191505
July 2009                             84.63988506
August 2009                           83.98964476
September 2009                        83.32186111
October 2009                          82.63722396
November 2009                         81.93644513
December 2009                         81.22025731
January 2010                          80.49654280
February 2010                         79.78225919
March 2010                            79.07730552
April 2010                            78.38158179
May 2010                              77.69498875
June 2010                             77.01742811
July 2010                             76.34880241
August 2010                           75.68901504
September 2010                        75.03797024
October 2010                          74.39557309
November 2010                         73.76172950
December 2010                         73.13634618
January 2011                          72.51933070
February 2011                         71.91059141
March 2011                            71.31003747
April 2011                            70.71757883
May 2011                              70.13312623
June 2011                             69.55659122
July 2011                             68.98788607
August 2011                           68.42692384
September 2011                        67.87361838
October 2011                          67.32788426
November 2011                         66.78963684
December 2011                         66.25879217
January 2012                          65.73526703
February 2012                         65.21897901
March 2012                            64.70984634
April 2012                            64.20778801
May 2012                              63.71272369
June 2012                             63.22457377
July 2012                             62.74325937
August 2012                           62.26870222
September 2012                        61.83500069
October 2012                          61.40774701
November 2012                         60.98686536
December 2012                         60.57228055
January 2013                          60.16391805
February 2013                         59.76170404
March 2013                            59.36556526
April 2013                            58.97542915
May 2013                              58.59122380
June 2013                             58.21287786
July 2013                             57.84032069
August 2013                           57.47348223
September 2013                        57.12309585
October 2013                          56.77817809
November 2013                         56.43866126
December 2013                         56.10447830
January 2014                          55.77556273
February 2014                         55.45184865
March 2014                            55.13327077
April 2014                            54.81976435
May 2014                              54.51126518
June 2014                             53.79370561
July 2014                             52.39804556
August 2014                           51.01318922
September 2014                        49.70539822
October 2014                          48.40767105
November 2014                         47.11991933
December 2014                         45.84205536
January 2015                          44.57399210
February 2015                         43.31564320
March 2015                            42.06692294
April 2015                            40.82774629
May 2015                              39.59802886
June 2015                             38.37768691
July 2015                             37.16663734
August 2015                           35.96479767
September 2015                        34.83471054
October 2015                          33.71293181
November 2015                         32.59938696
December 2015                         31.49400196
January 2016                          30.39670340
February 2016                         29.30741841
March 2016                            28.22607469
April 2016                            27.15260049
May 2016                              26.08692458
June 2016                             25.02897632
July 2016                             23.97868558
August 2016                           22.93598277
September 2016                        21.95869729
October 2016                          20.98797814
November 2016                         20.02376672
December 2016                         19.06600493
January 2017                          18.11463506
February 2017                         17.16959981
March 2017                            16.23084230
April 2017                            15.29830611
May 2017                              14.37193516
June 2017                             13.45167380
July 2017                             12.51614391
August 2017                           11.53178852
September 2017                        10.55416712
October 2017                           9.58321900
November 2017                          8.61888389
December 2017                          7.66110195
January 2018                           6.70981381
February 2018                          5.76496047
March 2018                             4.82648343
April 2018                             3.89432456
May 2018                               2.96842619
June 2018                              2.04873103
July 2018                              1.13518225
August 2018                            0.22772338
September 2018 and                     0.00000000
thereafter